                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF

                          UNIMED PHARMACEUTICALS, INC.

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent may be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.25 per share (the "Common Stock"), including the associated rights (the "Rights" and, collectively with the Common Stock, the "Shares"), of Unimed Pharmaceuticals, Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be complied with on a timely basis, or all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See
Section 3 of the Offer to Purchase.

                                The Depositary:
                        HARRIS TRUST COMPANY OF NEW YORK

       By Mail:             By Facsimile Transmissions:     By Hand/Overnight Delivery:
  Wall Street Station       (for Eligible Institutions            Receive Window
     P.O. Box 1023                     only)                     Wall Street Plaza
New York, NY 10268-1023           (212) 701-7636            88 Pine Street, 19th Floor
                          For Information (call collect):       New York, NY 10005
                                  (212) 701-7624

                            ------------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Utah Acquisition Corporation, a Delaware corporation, on the terms and subject to the conditions set forth in the Offer to Purchase, dated June 17, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


Number of Shares:                                         Name(s) of Record Holder(s):
--------------------------------------------------------  -------------------------------------------------
Certificate Nos.                                          -------------------------------------------------
(if available):                                           -------------------------------------------------
--------------------------------------------------------                  Please Print
--------------------------------------------------------  Address(es):
--------------------------------------------------------  -------------------------------------------------
(COMPLETE IF SHARES WILL                                  -------------------------------------------------
BE TENDERED BY BOOK-ENTRY TRANSFER):                      Zip Code
The Depository Trust                                      Daytime Area Code
Company Account Number:                                   and Tel. No.:------------------------------------
          ---------------------------------------------

Dated:                                                    Signature(s):
-------------------------------------------------------   -------------------------------------------------
                                                          -------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within THREE trading days after the date hereof.

     The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
------------------------------------------------------------

Address:
------------------------------------------------------------
                                                                        Zip Code

------------------------------------------------------------

Area Code and Tel. No.:
---------------------------------
------------------------------------------------------------
                              Authorized Signature

Name:
------------------------------------------------------------
                                  Please Print

Title:
------------------------------------------------------------

Dated:
------------------------------------------------------------

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.